UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) April 27, 2018 (April 25, 2018)

Monroe Capital Corporation

(Exact name of registrant as specified in its charter)

Maryland	814-00866	27-4895840
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

311 South Wacker Drive, Suite 6400, Chicago, IL	60606
(Address of principal executive offices)	(Zip Code)

(312) 258-8300

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 1.01. Entry into a Material Definitive Agreement.

On April 25, 2018, Monroe Capital Corporation (the “Company”) entered into Amendment No. 2 to the Amended and Restated Senior Secured Revolving Credit Agreement (the “Amendment”) with certain lenders party thereto and ING Capital LLC, as administrative agent. The Amendment amends the Company’s Amended and Restated Senior Secured Revolving Credit Agreement (the “Credit Facility”) to, among other things, (i) remove the pricing step-down to set the interest rate the Credit Facility bears to the stepped-down interest rate of the one-month London Interbank Offered Rate (“LIBOR”) plus 2.75%; (ii) increase the weighted average leverage ratio from 4.50:1 to 4.75:1; and (iii) add to the borrowing base on a limited basis investments structured based on loan-to-value metrics, with corresponding adjustments to the eligibility criteria and concentration limits.

Usage of the Credit Facility continues to be subject to a borrowing base and is secured by substantially all of the assets of the Company and its consolidated subsidiaries.

Borrowings under the Credit Facility are subject to, among other things, a minimum borrowing/collateral base and substantially all of the Company’s assets are pledged as collateral under the Credit Facility, but excluding the assets of the Company’s wholly-owned subsidiary, Monroe Capital Corporation SBIC, LP. In addition, the Credit Facility requires the Company to, among other things (i) make representations and warranties regarding the collateral as well the Company’s business and operations, (ii) agree to certain indemnification obligations and (iii) agree to comply with various affirmative and negative covenants. The documentation for the Credit Facility also includes default provisions such as the failure to make timely payments under the Credit Facility, the occurrence of a change in control and the failure by the Company to materially perform under the operative agreements governing the Credit Facility, which, if not complied with, could accelerate repayment under the Credit Facility, thereby materially and adversely affecting the Company’s liquidity, financial condition and results of operations.

The description above is only a summary of the material provisions of the Amendment and is qualified in its entirety by reference to a copy of the Amendment, which is filed as Exhibit 10.1 to this current report on Form 8-K and incorporated by reference herein.

ITEM 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this current report on Form 8-K is hereby incorporated into this Item 2.03 by reference.

ITEM 9.01. Financial Statements and Exhibits.

10.1	Amendment No. 2 to Amended and Restated Senior Secured Revolving Credit Agreement among the Company, as borrower, the Lenders party thereto, and ING Capital LLC, as Administrative Agent, dated April 25, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MONROE CAPITAL CORPORATION

By:	/s/ Aaron D. Peck
Name: Aaron D. Peck
Title: Chief Financial Officer

Dated: April 27, 2018